UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, CT		06831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 976-6951

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2017, the Board of Directors (the “Board”) of XPO Logistics, Inc. (the “Company”) approved and adopted an amendment (“the Amendment”) to the 2nd Amended and Restated Bylaws of the Company (the “Bylaws”) to add a new Section 14 to Article VII of the Bylaws containing a forum selection provision. The Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or agent of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Company or any current or former director or officer or other employee or agent of the Company that is governed by the internal affairs doctrine of the State of Delaware, or (v) any action asserting an “internal corporate claim” as the term is defined in Section 115 of the Delaware General Corporation Law shall be the Delaware Court of Chancery located within the State of Delaware (or if the Delaware Court of Chancery in the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware).

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In adopting the Amendment and determining that doing so is in the best interests of the Company and its stockholders, the Board considered various factors, including, among others: prevailing market practice and perspectives on such provisions; the importance to the Company and its stockholders of reducing litigation costs and preventing corporate resources from being unnecessarily diverted to address duplicative, costly and wasteful multi-forum litigation; the value of facilitating consistency and predictability in litigation outcomes for the benefit of the Company and its stockholders; that the Company is incorporated under the laws of the state of Delaware; that adopting such an exclusive forum provision covering specified claims does not materially change the substantive legal claims available to stockholders; new Section 115 of the Delaware General Corporation Law and case law developments upholding the authority of the board of directors to adopt such a provision and confirming its validity and enforceability; and case law developments outside of Delaware enforcing such provisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amendment to the 2nd Amended and Restated Bylaws of XPO Logistics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2017

XPO LOGISTICS, INC.

By:	/s/ John J. Hardig
John J. Hardig
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amendment to the 2nd Amended and Restated Bylaws of XPO Logistics, Inc.